EXHIBIT 99.1
pressrelease

Media contact:	Investor contact:
Mike Jacobsen	Chris Bast
+1 330 490 3796	+1 330 490 6908
michael.jacobsen@diebold.com	christopher.bast@diebold.com
FOR IMMEDIATE RELEASE: April, 27, 2010
DIEBOLD REPORTS FIRST QUARTER FINANCIAL RESULTS
Earnings overview presentation available at www.diebold.com/DBD1Q10.pdf
•	1Q EPS of $0.37, or $0.34 on a non-GAAP basis*

•	Total revenue for 1Q 2010 decreased 6%, including a net positive currency impact of 5%

•	Total gross margin improved by 2.3 percentage points from 1Q 2009, driven by continued improvements in service operations

•	Net debt decreased more than $100 million from March 31, 2009

•	Company reaffirms full-year revenue and non-GAAP earnings guidance
NORTH CANTON, Ohio — Diebold, Incorporated (NYSE: DBD) today reported first quarter 2010 income from continuing operations attributable to Diebold, net of tax, of $24.9 million, or $0.37 per share. These amounts are both up 185%, from the first quarter 2009. First quarter 2010 revenue was $619.0 million, down 6% from first quarter 2009.
Non-GAAP earnings per share* from continuing operations attributable to Diebold, in the first quarter 2010 were $0.34, down 26% from first quarter 2009.
Business Review
Management commentary
“During the first quarter, we delivered solid results despite a challenging comparison to the same period last year, during which the effects of the global recession had yet to impact our results,” said Thomas W. Swidarski, Diebold president and chief executive officer. “We exceeded our internal expectations during the quarter, as some business closed sooner than expected and we benefitted from a more profitable segment mix.
As a result, we have gained more confidence in our full-year outlook and are reaffirming our guidance for both earnings and revenue for 2010.
“Strategically, we will continue to focus on developing emerging solutions and building our infrastructure in key growth markets around the world,” Swidarski continued. “At the same time, the services-related business in our industry remains a key focus for us. In addition to growing service revenue, we continued to improve service profitability during the quarter — and are on track to achieve our goal to improve service gross margin for the third consecutive year. We recognize that our defining competitive advantage lies in Diebold’s unmatched ability to deliver the full range of service, support and software solutions that surround ATM-related technology, make it work reliably, at lower costs and with the flexibility to meet diverse customer demands. That’s the driving force behind our service strategy emphasis — and it’s our key to a successful future.”
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*	See accompanying notes for non-GAAP measures

PAGE 2/ DIEBOLD REPORTS 2010 FIRST QUARTER FINANCIAL RESULTS
Bradley C. Richardson, executive vice president and chief financial officer, said, “Our balance sheet remains strong, and I am very pleased with the year-over-year working capital improvements we made during the quarter. I am confident that the focus and ongoing initiatives for working capital improvement will continue to generate positive results through the remainder of the year and increase our ability to invest in growth opportunities and return value to shareholders in the form of dividends and modest share repurchases.”
First Quarter Orders (constant currency)
After coming off a particularly strong order period in the fourth quarter 2009, global product and services orders decreased 9% compared with the prior-year period. Global financial self-service orders decreased 10% against a difficult comparison with the first quarter 2009, as well as moderating from growth in excess of 40% in the fourth quarter 2009. Orders in Asia Pacific decreased 26% as that region appears to be returning to a more typical seasonality pattern, and experienced a very strong fourth quarter 2009 in which orders increased more than 50%. These patterns are indicative of the variable nature of orders, particularly in Asia Pacific.

Orders by Solution (Q1 2010 vs. Q1 2009)	% Change

Financial self-service solutions	-10%
Security solutions	-3%
Total FSS & security	-9%
Brazil election systems & lottery	n/m

Total World Wide Order Entry	-9%

Orders by Geography (Q1 2010 vs. Q1 2009)	% Change

Diebold North America	-8%
Latin America (incl. Brazil)	5%
Asia Pacific	-26%
Europe, Middle East, and Africa	-9%
Total Diebold International	-10%
Total World Wide Order Entry	-9%
Profit/Loss
Profit/loss summary — 1st quarter comparison (Dollars in millions)

Q1 2010							Q1 2009
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales

$619.0	$158.0	25.5%	$117.4	$40.6	6.6%	GAAP Results	$657.3	$152.3	23.2%	$107.9	$44.5	6.8%

	0.1		(1.0)	1.1		Restructuring		3.1		(1.3)	4.5
	—		—	—		Non-rout. Exp		—		(1.3)	1.3
	—		4.1	(4.1)		Non-rout. Inc		—		10.0	(10.0)

$619.0	$158.1	25.5%	$120.5	$37.6	6.1%	Non-GAAP Results	$657.3	$155.5	23.7%	$115.2	$40.3	6.1%
The company’s management believes excluding restructuring charges, and non-routine expenses and income from operating margins is an indication of the company’s baseline performance before gains, losses, or other charges that are considered by management to be outside the company’s core operating results. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.
Revenue
Total revenue for the first quarter 2010 was down 6%, including a net positive currency impact of 5%, primarily as a result of North America where the completion of large deposit automation deployments by major national banks in 2009 negatively impacted the revenue comparison in the quarter.
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*	See accompanying notes for non-GAAP measures

PAGE 3/ DIEBOLD REPORTS 2010 FIRST QUARTER FINANCIAL RESULTS
Gross Margin
Total gross margin for the first quarter 2010 was 25.5%, an increase of 2.3 percentage points from the first quarter of 2009. The increase in total gross margin was attributable to continued productivity gains and cost-reduction measures in the company’s service operations.
Operating Expense
Total operating expense as a percentage of revenue for the first quarter 2010 was 19.0%, an increase of 2.6 percentage points from the first quarter of 2009. Operating expense as a percentage of revenue was negatively impacted by lower revenue in the quarter, increased investment in research and development, and certain costs associated with the previously announced job eliminations in the company’s North America operations and corporate functions.
Operating Profit
Operating profit was 6.6% of net sales in the first quarter 2010, a decrease of 0.2 percentage points from the first quarter 2009.
Income from Continuing Operations, net of tax (attributable to Diebold)
Income from continuing operations, net of tax, was $24.9 million or 4.0% of revenue in the first quarter 2010, an increase of 185%, or 2.7 percentage points from the first quarter 2009. Included in the 2010 results are non-routine income of $3.2 million in expense recovery and reimbursement from the company’s D&O insurance carriers, as well as restructuring charges of $0.9 million. Income from continuing operations in the first quarter of 2009 includes the $25 million reserve related to the agreement in principle with the staff of the SEC, non-routine income of $7.2 million in expense recovery and reimbursement from the company’s D&O insurance carriers, as well as restructuring charges of $3.2 million and $1.0 million in non-routine expenses.
Taxes on Income from continuing operations attributable to Diebold
First quarter taxes on income from continuing operations attributable to Diebold were $9.6 million, resulting in a first quarter tax rate of 27.9%.
Balance Sheet, Cash Flow and Liquidity
The company’s net debt* was $178.0 million at March 31, 2010, an increase of $112.7 million from December 31, 2009 and a reduction of $108.1 million from March 31, 2009. The company’s net debt to capital ratio was 15% at March 31, 2010, 6% at December 31, 2009, and 24% at March 31, 2009. Net cash used in operating activities was $55.5 million in the first quarter 2010, compared with net cash provided by operating activities of $19.5 million in the first quarter 2009. Free cash use* in the first quarter 2010 was $66.6 million, compared with free cash flow* of $7.0 million in the first quarter 2009.
In the first quarter 2010, Diebold repurchased 337,000 of the company’s common shares for approximately $10 million under its repurchase plan. The company has approximately 2.6 million shares remaining under its existing board authorization.
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*	See accompanying notes for non-GAAP measures.

PAGE 4/ DIEBOLD REPORTS 2010 FIRST QUARTER FINANCIAL RESULTS
Restructuring charges and discontinued operations
The company incurred pre-tax restructuring charges of $1.1 million, or $0.01 per share, in the first quarter of 2010. These charges were largely related to severance costs from the previously announced reorganization of the company’s North America and corporate functions.
All results from operations reported today, including prior periods, reflect Premier Election Solutions and the company’s EMEA-based enterprise security operations as discontinued operations. The company recorded a first quarter 2010 loss from discontinued operations of $1.0 million, net of tax. This compares to a loss from discontinued operations of $7.1 million, net of tax, in the first quarter 2009.
Venezuelan currency devaluation
On January 8, 2010, the Venezuelan government announced the devaluation of its currency, the bolivar, and the establishment of a two-tier exchange structure. Management has determined that it is unlikely that the company will be able to transact business under the two-tier exchange structure. As a result, the company is remeasuring its balance sheet and statement of operations using a parallel market rate. The impact of this adjustment was a decrease of $6.5 million to the company’s cash balance. Earnings for the first quarter were negatively impacted by approximately $0.04 per share.
All gains and losses resulting from the remeasurement of our financial statements are recorded in the statement of income. In the future, if we convert bolivares at a rate other than the parallel market rate, we may realize gains that would be recorded in the statement of income.
Full-year 2010 outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future acquisitions, disposals or other business combinations.
Expectations for continuing operations for the full year 2010 include:
•	Revenue

	Previous Guidance	Current Guidance
Total revenue	4% to 9%	4% to 9%
Financial self-service	2% to 6%	2% to 6%
Security	-1% to -6%	-1% to -6%
Brazilian Election systems / lottery	$105 million to $115 million	$105 million to $115 million
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*	See accompanying notes for non-GAAP measures.

PAGE 5/ DIEBOLD REPORTS 2010 FIRST QUARTER FINANCIAL RESULTS
•	Earnings per share

	Previous Guidance	Current Guidance
2010 EPS (GAAP)	$1.87 - $2.10	$1.87 - $2.10
Restructuring charges	.03 - .05	.03 - .05
2010 EPS (non-GAAP*)	$1.90 - $2.15	$1.90 - $2.15
Overview presentation and conference call
More information on Diebold’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold’s Investor Relations website. Thomas W. Swidarski and Bradley C. Richardson will discuss the company’s financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.
Revenue Summary by Product, Service and Geographic Area
Revenue Summary by Product and Service Solutions
(In Thousands)

	Q1 2010	Q1 2009	% Change
Financial Self-Service
Products	$203,700	$239,962	-15%
Services	267,808	258,840	3%

Total Fin. self-service	471,508	498,802	-5%

Security solutions
Products	51,450	58,450	-12%
Services	93,441	99,172	-6%

Total Security	144,891	157,622	-8%

Total Fin. self-service & security	616,399	656,424	-6%

Election Systems & Lottery
Products	2,595	827	n/m
Services	5	—	n/m

Total Election Systems & Lottery	2,600	827	n/m

Total Revenue	$618,999	$657,251	-6%

Revenue Summary by Geography

	Q1 2010	Q1 2009	% Change
Diebold North America	$296,200	$355,683	-17%

Latin America (incl. Brazil)	149,527	131,666	14%
Asia Pacific	98,442	98,937	-1%
Europe, Middle East, Africa	74,830	70,965	5%

Total Diebold International	322,799	301,568	7%

Total Revenue	$618,999	$657,251	-6%

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*	See accompanying notes for non-GAAP measures.

PAGE 6/ DIEBOLD REPORTS 2010 FIRST QUARTER FINANCIAL RESULTS
Notes for Non-GAAP Measures
1.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q1 2010	Q1 2009
Total EPS from continuing operations (GAAP measure)	$0.37	$0.13
Restructuring charges	0.01	0.05
Non-routine expenses	—	0.39
Non-routine income	(0.04)	(0.11)
Total EPS (non-GAAP measure)	$0.34	$0.46
The company’s management believes excluding restructuring charges, and non-routine expenses and income is useful to investors because it provides an overall understanding of the company’s historical financial performance and future prospects. Management believes EPS (non-GAAP) from continuing operations is an indication of the company’s base-line performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. Exclusion of these items permits evaluation and comparison of results for the company’s core business operations, and it is on this basis that management internally assesses the company’s performance.

2.	Free cash flow is calculated as follows:

	Q1 2010	Q1 2009
Net cash (used in) provided by operating activities (GAAP measure)	$(55,470)	$19,537
Capital expenditures	(11,103)	(12,544)
Free cash (use) flow (non-GAAP measure)	$(66,573)	$6,993
The company’s management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

3.	Other income/(expense), net summary:

	Q1 2010	Q1 2009
Other income/(expense)	$2,298	$(24,471)
Foreign exchange gain/(loss)	(4,641)	(1,209)
Interest expense	(9,055)	(9,958)
Interest income	5,882	5,823
Other income/(expense), net	$(5,516)	$(29,815)
First quarter 2010 foreign exchange losses were largely related to the Venezuela currency devaluation. First quarter of 2009 other income/(expense) includes the $25 million reserve related to the agreement in principle with the staff of the SEC.

4.	Net (debt) is calculated as follows:

	3/31/2010	12/31/2009	3/31/2009
Cash, cash equivalents and short-term investments (GAAP measure)	$427,570	$505,868	$325,269
Debt instruments	(605,591)	(571,204)	(611,375)
Net (debt) (non-GAAP measure)	$(178,021)	$(65,336)	$(286,106)
The company’s management believes that given the net debt, the significant cash, cash equivalents and other investments on its balance sheet, that net cash against outstanding debt is a meaningful debt calculation.
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PAGE 7/ DIEBOLD REPORTS 2010 FIRST QUARTER FINANCIAL RESULTS
Forward-Looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s short- and long-term revenue and earnings growth rates, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.
The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward- looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:
•	ability to reach definitive agreements with the SEC and DOJ regarding their respective investigations;
•	competitive pressures, including pricing pressures and technological developments;
•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;
•	changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;
•	the company’s ability to take actions to mitigate the effect of the Venezuelan currency devaluation, further devaluation, actions of the Venezuelan government, and economic conditions in Venezuela;
•	the continuing effects of the recent economic downturn and the disruptions in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
•	acceptance of the company’s product and technology introductions in the marketplace;
•	the amount of cash and non-cash charges in connection with the restructuring of the company’s North America operations and corporate functions, and the closure of both the company’s Newark, Ohio facility and its EMEA-based enterprise security operations;
•	unanticipated litigation, claims or assessments;
•	variations in consumer demand for financial self-service technologies, products and services;
•	potential security violations to the company’s information technology systems;
•	the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action such as the recently enacted U.S. health care legislation;
•	the company’s ability to successfully defend challenges raised to the sale of U.S. elections business; and
•	the company’s ability to achieve benefits from its cost-reduction initiatives and other strategic changes.
About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 16,000 associates with representation in nearly 90 countries worldwide and is headquartered in Canton, Ohio, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s Web site at www.diebold.com, or visit www.diebold.com/150 to learn more about Diebold’s 150-year history.
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PR/xxxx

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED INCOME STATEMENTS — UNAUDITED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three months ended
	March 31,
	2010	2009
Net Sales
Product	$257,745	$299,239
Service	361,254	358,012

Total	618,999	657,251
Cost of goods
Product	192,277	224,663
Service	268,712	280,261

Total	460,989	504,924
Gross Profit	158,010	152,327
Percent of net sales	25.5%	23.2%
Operating expenses
Selling, general and administrative	98,977	92,013
Research, development and engineering	18,448	15,838

Total	117,425	107,851
Percent of net sales	19.0%	16.4%
Operating profit	40,585	44,476
Percent of net sales	6.6%	6.8%
Other income/(expense), net	(5,516)	(29,815)

Income from continuing operations before taxes	35,069	14,661
Taxes on income	(9,877)	(3,823)

Income from continuing operations	25,192	10,838
Loss from discontinued operations — net of tax	(970)	(7,081)

Net income	24,222	3,757
Less: Net income attrib to noncontrol interest	(298)	(2,109)

Net income attributable to Diebold, Inc.	$23,924	$1,648

Basic weighted average shares outstanding	66,298	66,176
Diluted weighted average shares outstanding	66,776	66,586

Basic Earnings Per Share:
Income from continuing operations	$0.38	$0.13
Loss from discontinued operations	(0.02)	(0.11)

Net income	$0.36	$0.02

Diluted Earnings Per Share:
Income from continuing operations	$0.37	$0.13
Loss from discontinued operations	(0.01)	(0.11)

Net income	$0.36	$0.02

Amounts Attributable to Diebold, Inc.
Income from continuing operations — net of tax	$24,894	$8,729
Loss from discontinued operations — net of tax	(970)	(7,081)

Net income attributable to Diebold, Inc.	$23,924	$1,648

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$265,873	$328,426
Short-term investments	161,697	177,442
Trade receivables, net	393,327	330,982
Inventories	439,077	448,243
Other current assets	307,758	302,992

Total current assets	1,567,732	1,588,085

Securities and other investments	73,365	73,989
Property, plant and equipment, net	199,364	204,820
Goodwill	439,099	450,937
Other assets	240,001	237,034

Total assets	$2,519,561	$2,554,865

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$8,891	$16,915
Accounts payable	140,336	147,496
Other current liabilities	540,781	578,680

Total current liabilities	690,008	743,091

Long-term debt	595,268	553,008
Long-term liabilities	170,119	186,740
Total equity	1,064,166	1,072,026

Total liabilities and equity	$2,519,561	$2,554,865

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN THOUSANDS)

	Three months ended March 31
	2010	2009
Cash flow from operating activities:
Net income	$24,222	$3,757
Adjustments to reconcile net income to cash provided by operating activities:
Devaluation on Venezuelan balance sheet	5,968	-
Depreciation and amortization	19,587	18,973
Other	2,330	1,603

Cash provided by (used in) changes in certain assets and liabilities:
Trade receivables	(66,657)	4,920
Inventories	3,573	(10,489)
Accounts payable	(5,283)	(31,921)
Certain other assets and liabilities	(39,210)	32,694

Net cash (used in) / provided by operating activities	(55,470)	19,537

Cash flow from investing activities:
Proceeds from sale of discontinued operations	1,202	-
Payments for acquisitions, net of cash acquired	—	(4,014)
Net investment activity	13,033	14,267
Capital expenditures	(11,103)	(12,544)
Increase in certain other assets & other	(6,617)	(7,053)

Net cash used in investing activities	(3,485)	(9,344)

Cash flow from financing activities:
Dividends paid	(18,095)	(17,346)
Net borrowings/(repayments)	34,208	(8,019)
Repurchase of treasury shares	(10,241)	-
Other	(368)	(426)

Net cash provided by/(used in) financing activities	5,504	(25,791)

Effect of exchange rate changes on cash	(9,102)	(4,084)

Decrease in cash and cash equivalents	(62,553)	(19,682)
Cash and cash equivalents at the beginning of the period	328,426	241,436

Cash and cash equivalents at the end of the period	$265,873	$221,754